                                                                   Exhibit 23.01





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79103) of Outback Steakhouse, Inc. of our report dated February 13, 2003 (except for the matters disclosed in Note 1 and for the "Consolidation of Variable Interest Entities" and "Stock Based Compensation" disclosed in Note 2, as to which the date is December 4, 2003) relating to the Consolidated Financial Statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
Tampa, Florida
December 10, 2003